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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               FORM 8-K

           Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Act of 1934


Date of Report (Date of earliest event reported):  January 18, 1996


             GEODYNE ENERGY INCOME LIMITED PARTNERSHIP I-B
             GEODYNE ENERGY INCOME LIMITED PARTNERSHIP I-C
             GEODYNE ENERGY INCOME LIMITED PARTNERSHIP I-D
             GEODYNE ENERGY INCOME LIMITED PARTNERSHIP I-E
             GEODYNE ENERGY INCOME LIMITED PARTNERSHIP I-F
-------------------------------------------------------------------
       (Exact name of Registrant as specified in its Articles)

                         I-B: 0-14657             I-B: 73-1231998
                         I-C: 0-14658             I-C: 73-1252536
                         I-D: 0-15831             I-D: 73-1265223
                         I-E: 0-15832             I-E: 73-1270116
   Oklahoma              I-F: 0-15833             I-F: 73-1292669
----------------         --------------          -----------------
(State or other          (Commission              (I.R.S. Employer
jurisdiction of          File No.)                Identification)
incorporation or
organization)



          Two West Second Street, Tulsa, Oklahoma      74103
          ---------------------------------------------------
          (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (918) 583-1791
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ITEM 5:   OTHER EVENTS
     On November 23 and 25, 1994, Geodyne Resources, Inc. ("Resources"), PaineWebber Incorporated ("PaineWebber"), and certain other parties were named as defendants in two related lawsuits alleging misrepresentations made to induce investments in the Registrants (the "Partnerships") and asserting causes of action for common law fraud and deceit and unjust enrichment (Romine v. PaineWebber, Inc. et al, Case No. 94-CIV-8558, U.S. District Court, Southern District of New York and Romine v. PaineWebber, Inc., et al, Case No. 94-132844, Supreme Court of the State of New York, County of New York). The federal court case was later consolidated with other similar actions (to which Resources is not a party) under the title In
Re: PaineWebber Limited Partnerships Litigation and was certified as a class action on May 30, 1995 (the "PaineWebber Partnership Class Action"). A class action notice was mailed on June 7, 1995 to all members of the class. The PaineWebber Partnership Class Action also alleges violations of 18 U.S.C. Section 1962(c) and the Securities Exchange Act of 1934. Compensatory and punitive damages, interest, and costs have been requested in both matters. PaineWebber has agreed to indemnify Resources with respect to all claims asserted by the plaintiff in the lawsuits pursuant to that certain Indemnification Agreement dated November 24, 1992 by and between PaineWebber and Samson Investment Company, the parent of Resources (the "Indemnification Agreement"). The amended complaint in the PaineWebber Partnership Class Action no longer asserts any claim directly against Resources. As a result of the Indemnification Agreement, Resources does not believe that it will be required to pay any damages or expenses in this matter.

     On January 18, 1996, PaineWebber issued a press release indicating that it had reached an agreement to settle the pending PaineWebber Partnership Class Action matter, along with a settlement with the Securities and Exchange Commission (the "SEC") and an agreement to settle with various state securities regulators. The press release issued by PaineWebber, a copy of which is filed as
Exhibit 99.1 to this Form 8-K, indicates that the parties have agreed to a class action settlement of $125 million and other non-cash consideration; a SEC administrative order creating a capped $40 million fund; a civil penalty of $5 million leveled by the SEC; and payments aggregating $5 million to state securities administrators. The dollar amounts referred to in the press release apply to both the Partnerships and other direct investment programs sold by PaineWebber. As of the date of this Form 8-K, PaineWebber has not informed management of the Partnerships of the portion of such settlement that would be applicable to the Partnerships. Details of PaineWebber's settlement, as applicable to the Partnerships, will be supplemented in future filings made by the Partnerships with the SEC.

ITEM 7:   EXHIBITS

99.1      Press Release  issued by  PaineWebber Group Inc.  on January
          18, 1996


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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         GEODYNE ENERGY INCOME LIMITED
                              PARTNERSHIP I-B
                         GEODYNE ENERGY INCOME LIMITED
                              PARTNERSHIP I-C
                         GEODYNE ENERGY INCOME LIMITED
                              PARTNERSHIP I-D
                         GEODYNE ENERGY INCOME LIMITED
                              PARTNERSHIP I-E
                         GEODYNE ENERGY INCOME LIMITED
                              PARTNERSHIP I-F

                         By:  GEODYNE PROPERTIES, INC.
                              General Partner


DATE: February 20, 1996       //s// Dennis R. Neill
                              ______________________________
                              Dennis R. Neill
                              Sr. Vice President

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                             EXHIBIT 99.1




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